UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2005 (January 24, 2005)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On or about February 28, 2005, the Compensation Committee of the Board of Directors of the Company is expected to determine the bonus amounts to be paid to the Company’s executive officers and other participants under the 2004 GlobalSantaFe Management Annual Incentive Plan. On January 24, 2005, the Compensation Committee approved the 2005 GlobalSantaFe Annual Incentive Plan (the “2005 AIP”) and approved new base salaries (effective April 1, 2005) and 2005 AIP bonus targets for the Company’s Senior Vice President and Chief Financial Officer, its Senior Vice President and General Counsel, its Senior Vice President, Operations, and its Senior Vice President, Marketing. The Chief Executive Officer’s base salary and target bonus are presently expected to be set when the Company’s independent directors next meet on March 1, 2005.

The attached Exhibit 10.1 contains a description of the 2004 GlobalSantaFe Management Annual Incentive Plan and 2004 bonus targets for the Company’s executive officers; the attached Exhibit 10.2 contains a description of the 2005 AIP; and the attached Exhibit 10.3 contains a description of the new base salaries and 2005 bonus targets for the above-mentioned Company executive officers. The descriptions contained in the exhibits are provided pursuant to Paragraph 10(iii)(A) of Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

Item 9.01. Financial Statements and Exhibits

The exhibits to this report are as follows:

Exhibit No.	Description
10.1	2004 GlobalSantaFe Management Annual Incentive Plan

10.2	2005 GlobalSantaFe Annual Incentive Plan

10.3	Base Salaries and Annual Incentive Plan Targets for Certain Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: January 28, 2005	By	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel

Index to Exhibits

Exhibit Number	Description
10.1	2004 GlobalSantaFe Management Annual Incentive Plan

10.2	2005 GlobalSantaFe Annual Incentive Plan

10.3	Base Salaries and Annual Incentive Plan Targets for Certain Executive Officers